Exhibit 8.1

[Letterhead of Baker & McKenzie LLP]

November 27, 2012

Gymno LLC
Redwood Mortgage Corp.
Redwood Mortgage Investors IX, LLC
900 Veterans Boulevard
Suite 500
Redwood City, CA  94063

Classification of Redwood Mortgage Investors IX, LLC

Dear Ladies and Gentlemen:

We have acted as counsel to Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), and its managers, Gymno LLC, a California limited liability company, and Redwood Mortgage Corp., a California corporation, in connection with the Company’s offering for sale of the following units of its limited liability company interests (collectively, the “Units”):  (i) up to 150,000,000 Units, at $1 per unit, in a primary offering, and (ii) 37,500,000 Units, at $1 per unit, issuable under the Company’s distribution reinvestment plan.  The Units are the subject of a registration statement on Form S-11 (File No. 333-181953) filed with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Act of 1933, as amended (the “Act”), on June 7, 2012 and Pre-Effective Amendment No. 1 thereto filed with the SEC as of the date hereof (such registration statement, as so amended, the “Registration Statement”). This opinion is being filed as Exhibit 8.1 to the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Certificate”), delivered to Baker & McKenzie LLP by Gymno LLC and Redwood Mortgage Corp., each as manager of the Company, which provides certain representations by them relevant to this opinion.

You have requested our opinion as to the classification of the Company for U.S. federal income tax purposes and certain other U.S. federal income tax matters.  In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate, (ii) the Registration Statement, (iii) the Fifth Amended and Restated Limited Liability Company Operating Agreement of Redwood Mortgage Investors IX, LLC, dated of even date herewith, by and between Gymno LLC and Redwood Mortgage Corp., each as manager, and the members (the “Agreement”) and (iv) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) the Company has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Company is operated, and will continue to be operated, in the manner described in the Certificate, (iii) the Company is operated, and will continue to be operated, in accordance with the Agreement, (iv) the Agreement will not be materially modified or amended,  (v) the  facts contained in the Registration Statement are true and complete in all material respects, (vi) all representations of fact contained in the Certificate are true and complete in all material respects, and (vii) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion.

We can provide no assurance that the assumptions on which our opinion is based will ultimately prove to be accurate. We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Pursuant to Section 7704 of the Code, a publicly traded partnership is any partnership the interests in which are traded on an “established securities market” or are readily tradable on a “secondary market or the substantial equivalent thereof.” Treasury Regulations under Section 7704 (the “Regulations”) provide certain safe harbors, pursuant to which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Instead, in such case, the partnership’s status must be determined under a general “facts and circumstances” standard set forth in the Regulations.

Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:

(i) The Company will be treated as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation;

(ii) Based upon the legislative history of Section 7704 of the Code, the text of Section 7704 of the Code and the Regulations, the anticipated operations of the Company as described in the Registration Statement and the Agreement, and the representations of the managers contained in the Certificate, the Company will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Code; and

(iii) We have reviewed the statements included or incorporated by reference in the Registration Statement under the headings “Risk Factors – Tax Risks” and “Material Federal Income Tax Consequences,” and insofar as such statements pertain to matters of law or legal conclusions, in each case with respect to U.S. federal income tax law, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Company’s filings with the SEC in connection with the offering of the Units.  We also consent to the reference to our firm name in the Registration Statement under the captions “Risk Factors - Tax Risks,” “Material Federal Income Tax Consequences” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP